Table

of Contents
Coronado Global Resources Inc.

Form 10-Q March 31, 2024

1
EXHIBIT 15.1
ACKNOWLEDGMENT OF ERNST & YOUNG,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To

the Stockholders and Board of Directors of Coronado Global

Resources Inc.
We

are

aware

of

the

incorporation

by

reference

in

the

following

Registration

Statements

(including

all
amendments thereto):

1.

Registration Statement (Form S-3 No. 333-239730) of

Coronado Global Resources Inc.;
2.

Registration Statement

(Form S-8

No. 333-236597)

pertaining to

the Coronado

Global Resources

Inc.
2018 Equity Incentive Plan and the Coronado Global Resources Inc. 2018 Non-Executive Director Plan;

3.

Registration Statement

(Form S-8

No. 333-249566)

pertaining to

the Coronado

Global Resources

Inc.
2018 Equity Incentive Plan; and

4.

Registration Statement

(Form S-8

No. 333-275748)

pertaining to

the Coronado

Global Resources

Inc.
Employee Stock Purchase Plan
of

our

review

report

dated May

6,

2024, relating

to

the

unaudited

condensed

consolidated

interim

financial
statements of

Coronado Global

Resources Inc.

that are

included in

its Form

10-Q for

the quarter

ended March
31, 2024.

/s/ Ernst & Young
Brisbane, Australia
May 6, 2024